EXHIBIT 99.1

Sun Healthcare Group, Inc. Announces 2012 Guidance

Contact: Investor Inquiries (505) 468-2341
Media Inquiries (505) 468-4582

Irvine, Calif. (Jan. 4, 2012)—Sun Healthcare Group, Inc. (NASDAQ GS: SUNH) today reaffirmed its 2011 updated financial guidance and established its outlook for 2012. The Company believes that its 2011 adjusted EBITDAR and diluted earnings per share will be at the high end of the previously announced range.  For 2012, the Company expects EBITDAR to be in the range of $222 million to $228 million and diluted earnings per share to be between $0.45 and $0.60.

     The Company’s 2012 guidance is based on continuing operations and includes the following assumptions:

•	organic consolidated revenue growth of 4.1 percent offset by the impact of the CMS Final Rule, net of mitigation activities;
•	the reclassification of selected non-performing assets to held for sale status in 2012;
•	an increase in center lease costs of approximately 2.7 percent;
•	an effective income tax rate of 39 percent and 2012 cash income taxes of between $4 million and $6 million as a result of net operating loss carryforwards;
•	capital expenditures of between $35 million and $40 million;
•	depreciation and amortization expense of between $36.3 million and $36.7 million;
•	2012 interest expense of $17.5 million; and
•	no acquisitions.

“Our expectations for 2012 incorporate organic growth opportunities from each of our four business lines, the negative impact of the implementation of the CMS Final Rule on Medicare reimbursement which was effective on Oct. 1, 2011 and expected operating and overhead cost savings generated from our mitigation strategies implemented to partially offset the impact of the CMS Final Rule,” said William A. Mathies, Sun’s chairman and chief executive officer. “Based on our experience to-date, we are updating the expected net impact of the final rule in 2012 to be between $40 million to $45 million versus our previously announced original estimate of $45 million to $50 million. Our 2012 guidance also assumes another year of flat Medicaid rates, net of provider taxes, and no changes to Medicare rates other than acuity growth and a moderate market basket increase in the fourth quarter of 2012.  In addition, the guidance excludes the results of operations of selected assets that Sun expects to transition to held for sale status in 2012. These assets generated revenues of approximately $49 million and an EBITDA loss of approximately $4.6 million in 2011.”

Mathies concluded, “In December 2011, we amended our senior secured credit facility and made a voluntary debt pay-down of $50 million and increased our interest rate by 1.25 percent in return for greater flexibility to our financial covenants.  We also continue to move forward on our multi-pronged growth strategy of enhancing the clinical capabilities of our nursing facilities, expansion of our complementary businesses, and modernization of our asset base through both internal funds and partnerships with our healthcare REITs.  Finally, we continue to work with our industry partners to create greater stability and visibility of our government reimbursement and maintain the ability of our industry to provide quality care to our patients and residents.”

2012 Full –Year Guidance:

The table below sets forth Sun’s 2012 full-year guidance:

(In millions, except EPS)	2012 Full-Year Guidance
	Low	High

Revenue	$1,902.0	$1,922.0

EBITDAR	$222.0	$228.0
Margin	11.7%	11.9%

Center rent expense	148.0	148.0

EBITDA	$74.0	$80.0
Margin	3.9%	4.2%

Depreciation & amortization	36.7	36.3
Interest, net	17.5	17.5

Pre-tax earnings	$19.8	$26.2

Income tax expense	7.7	10.2

Income from continuing operations	$12.1	$16.0

Diluted earnings per share	$0.45	$0.60
Diluted weighted average shares	26.7	26.7

Free Cash Flow	$5.0	$10.0

About Sun Healthcare Group, Inc.

     Sun Healthcare Group, Inc. (NASDAQ: SUNH) is a healthcare services company, serving principally the senior population, with consolidated annual revenues in excess of $1.9 billion and approximately 30,000 employees in 46 states. Sun's services are provided through its subsidiaries: as of Dec. 31, 2011, SunBridge Healthcare and its subsidiaries operate 165 skilled nursing centers, 14 combined skilled nursing, assisted and independent living centers, 10 assisted living centers, two independent living centers and eight mental health centers with an aggregate of 22,860 licensed beds in 25 states; SunDance Rehabilitation provides rehabilitation therapy services to affiliated and non-affiliated centers in 38 states; CareerStaff Unlimited provides medical staffing services in 43 states; and SolAmor Hospice provides hospice services in 11 states. For more information, go to www.sunh.com.

Forward-looking Statements

     Statements made in this release that are not historical facts are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "hope," "intend," "may" and similar expressions. Forward-looking statements in this release include all statements regarding the Company’s expected financial results for full-year 2011 and 2012. Factors that could cause actual results to differ are identified in filings made by the Company with the Securities and Exchange Commission and include changes in Medicare and Medicaid reimbursements, including with respect to the CMS final rule, and the Company’s ability to mitigate the impact of such changes; the impact that healthcare reform legislation will have on the Company's business; the ability to maintain the occupancy rates and payor mix at the Company's healthcare centers; potential liability for losses not covered by, or in excess of, insurance; the effects of government regulations and investigations; the ability of the Company to collect its accounts receivable on a timely basis; the amount of the Company's indebtedness;covenants in debt agreements and leases that may restrict the Company's activities, including the Company's ability to make acquisitions and incur more indebtedness on favorable terms; the impact of the economic downturn on the business; increasing labor costs and the shortage of qualified healthcare personnel; and the Company's ability to receive increases in reimbursement rates from government payors to cover increased costs. More information on factors that could affect the Company's business and financial results are included in Sun's filings made with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available on Sun's web site, www.sunh.com. There may be additional risks of which the Company is presently unaware or that it currently deems immaterial.

     The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control. Sun cautions investors that any forward-looking statements made by Sun are not guarantees of future performance and are only made as of the date of this release. Sun disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

     EBITDA, EBITDAR and free cash flow as used in this press release are non-GAAP financial measures. EBITDA is defined as earnings before income (loss) on discontinued operations, income taxes, loss (gain) on sale of assets, net, interest, net, depreciation and amortization and transaction and integration costs.  EBITDA margin is EBITDA as a percentage of revenue. EBITDAR is defined as EBITDA before facility rent expense. EBITDAR margin is EBITDAR as a percentage of revenue. Free cash flow is defined as cash flow from operations minus capital expenditures. Sun believes that the presentation of EBITDA, EBITDA margin, EBITDAR, EBITDAR margin and free cash flow provides useful information regarding Sun’s operational performance because it enhances the overall understanding of the financial performance and prospects for the future of Sun’s core business activities, provides consistency in Sun’s financial reporting and provides a basis for the comparison of results of core business operations between current, past and future periods. EBITDA, EBITDA margin, EBITDAR and EBITDAR margin are also some of the primary indicators Sun uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of its business from period to period without the effect of GAAP expenses and gains that are unrelated to day-to-day performance.  In addition, Sun’s management uses free cash flow as another measure of financial performance and liquidity. EBITDA, EBITDA margin, EBITDAR, EBITDAR margin and free cash flow should not be considered as measures of financial performance under generally accepted accounting principles. As the items excluded from EBITDA, EBITDAR and free cash flow are significant components in understanding and assessing financial performance, these measures should not be considered in isolation or as alternatives to net income (loss), cash flows generated by or used in operating, investing or financing activities or other financial statement data presented under generally accepted accounting principles in the consolidated financial statements as indicators of financial performance or liquidity.

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